UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________
FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2014 (April 24, 2014)
__________________________

MEAD JOHNSON NUTRITION COMPANY
(Exact Name of Registrant as Specified in Charter)
__________________________

Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

This Current Report on Form 8-K is being filed to reflect certain retrospective revisions resulting from changes in our accounting principles for defined benefit pension and other post-employment benefit plans that have been made to the consolidated financial statements of Mead Johnson Nutrition Company (“Mead Johnson” or “the Company”) previously contained in its Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”).
During the first quarter of 2014, the Company changed its accounting principles for the recognition of actuarial gains and losses for all of its defined benefit pension and other post-employment benefit plans and the calculation of expected return on pension plan assets.  Historically, the Company recognized actuarial gains and losses as a component of accumulated other comprehensive loss in its Consolidated Balance Sheets and amortized them into the Consolidated Statements of Earnings over the average future service period of the active employees of these plans to the extent such gains and losses were outside of a corridor.  Starting in the first quarter of 2014, the Company elected to immediately recognize actuarial gains and losses in its Consolidated Statements of Earnings on the basis that it is preferable to accelerate the recognition of such gains and losses into earnings rather than to delay them over time.  Additionally, for purposes of calculating the expected return on pension plan assets, the Company previously used a calculated value for the market-related valuation of pension plan assets. With this change in accounting principle, the Company now uses the actual fair value of pension plan assets. These changes will improve transparency in operating results by immediately recognizing the effects of external conditions on plan obligations, investments and assumptions.

Under these new accounting principles, actuarial gains and losses from these plans are recognized upon plan remeasurement in the fourth quarter of each year, or more frequently if a remeasurement occurs. The remaining components of net periodic benefit cost, primarily interest on projected benefit obligation and the expected return on pension plan assets, continue to be recorded on a quarterly basis. Actuarial gains and losses are recognized within Corporate and Other and the remaining components of net periodic benefit costs are recognized in the respective reportable segments. This change in accounting principles has been reported through retrospective application of the new principles to all periods presented in Exhibit 99.1.

Mead Johnson has updated and revised the following items that were contained in the 2013 Form 10-K to reflect the retrospective revisions discussed above:

Item 6. Selected Financial Data
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 8. Financial Statements

For Item 6, Item 7 and Item 8, revisions to the 2013 Form 10-K included in this Current Report on Form 8-K supersede the corresponding portions of the 2013 Form 10-K.  For Item 1 (“Business”), with regard to the Company’s research and development expenses for fiscal years ended December 31, 2013, 2012 and 2011, the amounts disclosed in the 2013 Form 10-K agree to amounts on the Consolidated Statements of Earning as originally filed. However, the amount of such research and development expenses have been superseded by the recast research and development expenses reported in the revised Item 8 of the 2013 Form 10-K included in this Current Report on Form 8-K.

Other than as set forth above, the information in this Current Report on Form 8-K does not modify or update the disclosures in the 2013 Form 10-K in any way, nor does it reflect any subsequent information or events, other than as required to reflect the changes described above. This Current Report on Form 8-K, including the exhibits, should be read in conjunction with the 2013 Form 10-K and Mead Johnson’s subsequent SEC filings.

Item 9.01: Financial Statements and Exhibits.

(d)    Exhibits

23.1	Consent of Deloitte & Touche LLP

99.1	Updates to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013
Item 6. Selected Financial Data
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 8. Financial Statements

101	Interactive Data File
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEAD JOHNSON NUTRITION COMPANY

Date: April 24, 2014	By:	/s/ Tom De Weerdt
Tom De Weerdt
Vice President, Corporate Controller